Exhibit 99.1 - Supplemental Financial Information – Fourth fiscal quarter ended September 25, 2016.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	September 25, 2016			September 27, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	86,801	60,377	26,424	97,318	67,944	29,374
Subscription	49,753	33,984	15,769	48,570	33,417	15,153
Other	11,624	9,647	1,977	10,211	8,719	1,492
Total operating revenue	148,178	104,008	44,170	156,099	110,080	46,019
Operating expenses:
Compensation	55,019	42,318	12,701	57,413	42,195	15,218
Newsprint and ink	6,767	4,881	1,886	6,335	4,670	1,665
Other cash costs	52,394	28,109	24,285	55,523	33,234	22,289
Depreciation and amortization	10,689	7,651	3,038	11,106	7,683	3,423
Loss (gain) on sale of assets, net	(1,573)	(13)	(1,560)	(328)	40	(368)
Impairment of goodwill and other assets	2,382	1,820	562	—	—	—
Workforce adjustments	209	209	—	1,396	228	1,168
Total operating expenses	125,887	84,975	40,912	131,445	88,050	43,395
Equity in earnings of MNI and TNI	1,900	795	1,105	2,141	1,116	1,025
Operating income	24,191	19,828	4,363	26,795	23,146	3,649
Non-operating income (expense), net	(23,925)	(24,835)	910	(12,417)	(12,269)	(148)
Income tax expense	(395)	(2,494)	2,099	4,244	2,972	1,272
Net income	661	(2,513)	3,174	10,134	7,905	2,229

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	661	(2,513)	3,174	10,134	7,905	2,229
Adjusted to exclude
Non-operating expenses, net	23,925	24,835	(910)	12,417	12,269	148
Income tax expense	(395)	(2,494)	2,099	4,244	2,972	1,272
Equity in earnings of TNI and MNI	(1,900)	(795)	(1,105)	(2,141)	(1,116)	(1,025)
Depreciation and amortization	10,689	7,651	3,038	11,106	7,683	3,423
Loss (gain) on sale of assets, net	(1,573)	(13)	(1,560)	(328)	40	(368)
Impairment of goodwill and other assets	2,382	1,820	562	—	—	—
Workforce adjustments	209	209	—	1,396	228	1,168
Stock compensation	592	592	—	326	326	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,560	1,350	1,210	2,814	1,683	1,131
Adjusted EBITDA	37,150	30,642	6,508	39,968	31,990	7,978

Supplemental cash flow information
Distributions from MNI and TNI	2,906	1,500	1,406	2,862	1,500	1,362
Capital expenditures	(1,299)	(1,168)	(131)	(2,016)	(1,668)	(348)
Pension contributions	(2,290)	—	(2,290)	(2,012)	—	(2,012)
Cash income tax refunds (payments)	6	12	(6)	(549)	(549)	—
Interest income	74	(814)	888	79	79	—
Interest to be settled in cash	(15,027)	(11,028)	(3,999)	(17,095)	(17,095)	—
Debt financing and administrative costs	(2)	(2)	—	(256)	(62)	(194)

52 Weeks Ended (unaudited)
	September 25, 2016			September 27, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	373,463	258,920	114,543	412,099	287,417	124,682
Subscription	194,002	133,153	60,849	194,474	131,352	63,122
Other	46,899	39,330	7,569	41,970	35,328	6,642
Total operating revenue	614,364	431,403	182,961	648,543	454,097	194,446
Operating expenses:
Compensation	229,752	175,166	54,586	239,028	180,035	58,993
Newsprint and ink	26,110	18,822	7,288	30,263	22,307	7,956
Other cash costs	218,726	123,600	95,126	229,165	130,530	98,635
Depreciation and amortization	43,441	30,666	12,775	45,563	31,358	14,205
Loss (gain) on sale of assets, net	(3,139)	643	(3,782)	106	(109)	215
Impairment of goodwill and other assets	2,185	1,820	365	—	—	—
Workforce adjustments	1,825	1,719	106	3,304	983	2,321
Total operating expenses	518,900	352,436	166,464	547,429	365,104	182,325
Equity in earnings of MNI and TNI	8,533	3,473	5,060	8,254	3,416	4,838
Operating income	103,997	82,440	21,557	109,368	92,409	16,959
Non-operating income (expense), net	(45,802)	(48,988)	3,186	(71,456)	(71,510)	54
Income tax expense	22,176	13,189	8,987	13,594	7,415	6,179
Net income	36,019	20,263	15,756	24,318	13,484	10,834

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	36,019	20,263	15,756	24,318	13,484	10,834
Adjusted to exclude
Non-operating expenses, net	45,802	48,988	(3,186)	71,456	71,510	(54)
Income tax expense	22,176	13,189	8,987	13,594	7,415	6,179
Equity in earnings of TNI and MNI	(8,533)	(3,473)	(5,060)	(8,254)	(3,416)	(4,838)
Depreciation and amortization	43,441	30,666	12,775	45,563	31,358	14,205
Loss (gain) on sale of assets, net	(3,139)	643	(3,782)	106	(109)	215
Impairment of goodwill and other assets	2,185	1,820	365	—	—	—
Workforce adjustments	1,825	1,719	106	3,304	983	2,321
Stock compensation	2,306	2,306	—	1,971	1,971	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	11,705	6,226	5,479	11,246	5,989	5,257
Adjusted EBITDA	153,787	122,347	31,440	163,304	129,185	34,119

Supplemental cash flow information:
Distributions from MNI and TNI	13,886	7,250	6,636	10,975	5,500	5,475
Capital expenditures	(7,091)	(6,281)	(810)	(9,707)	(6,747)	(2,960)
Pension contributions	(4,604)	—	(4,604)	(3,577)	—	(3,577)
Cash income tax refunds (payments)	(269)	(263)	(6)	(485)	(396)	(89)
Interest income	400	(2,759)	3,159	337	(1,331)	1,668
Interest to be settled in cash	(64,233)	(47,787)	(16,446)	(72,409)	(71,510)	(899)
Debt financing and administrative costs	(422)	(378)	(44)	(733)	(440)	(293)